UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2019

PREDICTIVE TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-56008 (Commission File Number)	90-1139372 (IRS Employer Identification No.)
2735 E. Parleys Way, Suite 205, Salt Lake City, Utah (principal executive offices)	84109 (Zip Code)

+1 (888) 407-9761
(registrant’s telephone number, including area code)
_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01

Item 1.01- Entry into a Material Definitive Agreement

On March 22, 2019 the Company entered into an agreement captioned “First Amended and Restated Securities Purchase Agreement” (the “Purchase Agreement”) with the members of Taueret Laboratories, L.L.C. (“Taueret”).  The Purchase Agreement supersedes the Securities Purchase Agreement, effective January 1, 2019, that was previously executed by the same parties. Taueret operates a clinical laboratory with a certification under the Clinical Laboratory Improvement Amendments (CLIA) and holds intellectual property assets in the preeclampsia field. Ken Ward is affiliated with both Taueret and Juneau Biosciences, LLC ("Juneau") as both an equity owner and as management. The Company is the largest member of Juneau and licenses intellectual property from Juneau.

The Purchase Agreement provides, in part, for the acquisition of all outstanding equity securities of Taueret in consideration for nine million seven hundred forty-seven thousand eight hundred dollars ($9,747,800) (the “Purchaser Price”). One million two hundred thousand dollars ($1,200,000) of the purchase price is to be paid at closing in the form of the Company’s restricted common stock. The stock was valued based on the closing trading price of the Company’s common stock on the trading day immediately preceding the closing date. The remaining eight million five hundred forty-seven thousand eight hundred dollars ($8,547,800) of the purchase price (the “2020 Payment”) is to be paid on or before December 31, 2020. However, if the Company, in its sole discretion, is not satisfied with progress of the commercialization efforts relating to preeclampsia, the Company can elect at anytime prior to payment of the 2020 Payment to assign the preeclampsia intellectual property to the Taueret members in lieu of paying the 2020 Payment.

On March 22, 2019 the parties elected to close the transaction and Taueret became a wholly owned subsidiary of the Company.

Item 2.01- Completion of Acquisition

On March 22, 2019, the Company completed the acquisition of Taueret as described in Item 1.01 above. The purchase price for Taueret involved less than ten percent (10%) of the total assets of Predictive Technology Group, Inc.

Item 9.01 -Financial Statements and Exhibits.

(a)

Financial statements of business acquired.  Not applicable.

(b)

Pro forma financial information.  Not applicable.

(c)

Shell company transactions.  Not applicable.

(d)

Exhibits.

10.1 First Amended and Restated Securities Purchase Agreement, dated March 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2019	PREDICTIVE TECHNOLOGY GROUP, INC.

By /s/ Bradley Robinson
Chief Executive Officer